EXHIBIT 10.4

                       AMENDMENT TO TERMINATION AGREEMENT
                       ----------------------------------

BETWEEN:     CYPOST CORPORATION

AND:         ROUNDTABLE STRATEGIES LTD.

Dated as of August 12, 2002


The agreement to issue options to Roundtable under this agreement is rescinded and deemed void ab initio.

In addition, any accrued and unpaid cash fees due under this agreement shall be paid as follows:

The parties agree to defer payment of these amounts unless CyPost's cash flow, as mutually agreed by the parties, permits the payment of these amounts.


CyPost Corporation


/s/ Javan Khazali
--------------------------
Javan Khazali
Chief Executive Officer
CyPost Corporation


Roundtable Strategies Ltd.

/s/ J. Thomas Johnston
---------------------------
J. Thomas Johnston, President


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